UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 03, 2022

Vivid Seats Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-40926	86-3355184
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

111 N. Canal Street Suite 800
Chicago, Illinois		60606
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 312 291-9966

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	SEAT	The NASDAQ Stock Market LLC
Warrants to purchase one share of Class A common stock	SEATW	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement

On February 3, 2022 (the “Closing Date”), Hoya Midco, LLC (the “Borrower”), Hoya Intermediate, LLC (“Holdings”), Vivid Seats LLC and certain of its subsidiaries (such subsidiaries together with Vivid Seats LLC, collectively, the “Subsidiary Guarantors”) entered into an amendment (the “Amendment”) to the First Lien Credit Agreement, dated as of June 30, 2017 among the Borrower, Holdings, Barclays Bank PLC, as the administrative agent (the “Administrative Agent”), and each lender from time to time party thereto (as amended prior to the Closing Date, the “Existing Credit Agreement” and the Existing Credit Agreement as amended by the Amendment, the “Credit Agreement”).

On the Closing Date, the Borrower repaid approximately $190,000,000 of outstanding term loans under the Existing Credit Agreement and entered into the Amendment, which, among other things, (i) refinanced the remaining existing term loans outstanding immediately prior to the effective date of the Amendment (including extending the maturity date thereof to February 3, 2029), such that the aggregate principal amount of term loans outstanding immediately after the effectiveness of the Amendment was $275,000,000, (ii) added a new revolving credit facility in an aggregate principal amount of $100,000,000, with a maturity date of February 3, 2027, (iii) replaced the LIBOR-based floating interest rate with a term SOFR-based floating interest rate and (iv) revised the springing financial covenant to require compliance with a first lien net leverage ratio of 7.00 to 1.00 when tested (which covenant shall only be tested at the end of any fiscal quarter when 35% or more of the revolving facility is utilized at such date (excluding letters of credit)). The Credit Agreement contains customary covenants and events of default substantially similar to those under the Existing Credit Agreement.

The foregoing description of the Amendment is a summary of the material terms of the Amendment, does not purport to be complete and is qualified in its entirety by reference to the complete text of the agreement for the Amendment, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation Under an Off-balance Sheet Arrangement of a Registrant

The disclosure required by this item and contained in Item 1.01 above in this Form 8-K is incorporated by reference.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
10.1*	Amendment No. 4 to First Lien Credit Agreement, dated as of February 3, 2022, among Hoya Midco, LLC, Hoya Intermediate, LLC, Barclays Bank PLC, and each lender from time to time party thereto
99.1	Press release dated February 3, 2022
104	Cover Page Interactive Data (embedded within the Inline XBRL document)

* Certain of the exhibits and schedules have been omitted in accordance with Regulation S-K Item 601(a)(5). We agree to provide a copy of all omitted exhibits and schedules to the SEC upon its request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Vivid Seats Inc.

Date:	February 7, 2022	By:	/s/ Lawrence Fey
Lawrence Fey Chief Financial Officer